                                                                    EXHIBIT 24.1

                         POWER OF ATTORNEY OF DIRECTORS

KNOW BY ALL PERSONS BY THESE PRESENTS:

                  Each of the undersigned hereby constitutes and appoints Jeffrey M. Lipton, Jack S. Mustoe and Susan Wright, and each of them with power to act alone, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign a Registration Statement or Registration Statements on Form S-8 relating to common shares issuable under the NOVA Chemicals Corporation Restricted Stock Unit Plan, and any and all amendments of such Registration Statements, including post-effective amendments, and to file the same, together with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorney-in-fact full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises hereof, as fully to all intents and purposes as he might do or could do in person, thereby ratifying and confirming all that said attorney-in-fact or his or her substitutes may lawfully do or cause to be done by virtue hereof.


Directors:

     /s/ Jerald A. Blumberg
-----------------------------------                           Director                     September 9, 2003
         Jerald A. Blumberg


        /s/ F. Peter Boer
-----------------------------------                           Director                     September 9, 2003
            F. Peter Boer


       /s/ Jacques Bougie
-----------------------------------                           Director                     September 9, 2003
           Jacques Bougie


    /s/ Joanne V. Creighton
-----------------------------------                           Director                     September 9, 2003
        Joanne V. Creighton


   /s/ Robert E. Dineen, Jr.
-----------------------------------                           Director                     September 9, 2003
       Robert E. Dineen, Jr.



-----------------------------------                           Director                     September ___, 2003
          L. Yves Fortier


      /s/ Kerry L. Hawkins
-----------------------------------                           Director                     September 9, 2003
          Kerry L. Hawkins


      /s/ Jeffrey M. Lipton
-----------------------------------                           Director                     September 9, 2003
          Jeffrey M. Lipton




     /s/ Arnold M. Ludwick
-----------------------------------                           Director                     September 9, 2003
         Arnold M. Ludwick


        /s/ J. E. Newall
-----------------------------------                           Director                     September 9, 2003
            J. E. Newall


      /s/ Janice G. Rennie
-----------------------------------                           Director                     September 9, 2003
          Janice G. Rennie


     /s/ James M. Stanford
-----------------------------------                           Director                     September 9, 2003
         James M. Stanford


     /s/ Joseph D. Thompson
-----------------------------------                           Director                     September 9, 2003
         Joseph D. Thompson
